EXHIBIT 99.2

[PROSOFTTRAINING LOGO]	Contact:	Investor Relations
ProsoftTraining
602-794-4101
investors@prosofttraining.com

ProsoftTraining Reports Fiscal Year 2003 Results

Profitability Increased During Fourth Quarter

Phoenix, Arizona – September 30, 2003 – ProsoftTraining (Nasdaq: POSO) today reported financial results for the fourth fiscal quarter and the fiscal year ended July 31, 2003.

Revenues for the fiscal year ended July 31, 2003, were $12.02 million, compared to $17.92 million for the previous year. Net loss for the fiscal year ended July 31, 2003 was $2.31 million or $0.10 per share, compared to net loss of $42.46 million or $1.77 per share for the previous year. Results for the fiscal year ended July 31, 2002, included non-cash charges of $32.51 million or $1.35 per share, resulting from adjustments made to goodwill, deferred income taxes, and courseware and licenses.

Revenues for the fourth quarter of fiscal year 2003 were $2.76 million, compared to $4.34 million in the previous year’s fourth quarter. Net income for the fourth quarter of fiscal year 2003 was $0.16 million or $0.01 per share, compared to a net loss of $9.77 million or $0.40 per share for the previous year’s fourth quarter.

“During the fourth fiscal quarter we were able to build upon the momentum we established during the third fiscal quarter. We improved revenue slightly quarter-over-quarter, while continuing to increase gross margin and reduce operating costs. Accordingly, our cash profitability increased considerably during the quarter, and we achieved both cash and book profit on a quarterly basis for the first time in over two years,” stated Robert G. Gwin, Prosoft’s chairman and CEO. “The turnaround strategy we established earlier this calendar year has resulted in profitability and has positioned us for continued improvement in our consolidated results going forward.”

Gwin continued, “We are focused on maintaining profitability and generating revenue growth. Although we are actively pursuing new sources of revenue, we remain well positioned to benefit from an improvement in the economy because of the value of our content library and the tremendous leverage we have created in our business model. In addition, administrative expenses will be further reduced by several efficiency improvements, including the planned relocation of our product development activities from Santa Ana to Phoenix at the end of the first fiscal quarter.”

Gross profit (total revenues less costs of revenues) as a percentage of revenue was 71 percent for the fourth quarter of fiscal year 2003, compared to 45 percent in the same quarter of the previous fiscal year; and 62 percent for the fiscal year ended July 31, 2003, compared to 47 percent in the previous fiscal year.

Sales, marketing and general and administrative expenses totaled $1.35 million for the fourth quarter of fiscal year 2003, compared to $2.79 million for the previous year’s fourth quarter, a reduction of 52 percent, and $7.51 million for the fiscal year ended July 31, 2003, compared to $12.02 million for the previous fiscal year, a reduction of 38 percent.

Content development expenses were $0.21 million for the fourth quarter of fiscal year 2003, compared to $0.58 million for the previous year’s fourth quarter, a reduction of 64 percent, and $1.46 million for the fiscal year ended July 31, 2003, compared to $2.15 million for the previous fiscal year, a reduction of 32 percent.

The company’s cash balance at July 31, 2003, was $1.57 million, compared to $1.63 million for the previous quarter. Cash earned through operations was offset by cash needed for working capital uses. Days sales outstanding of receivables were 32 days at July 31, 2003, consistent with the prior quarter’s results.

Nasdaq Listing Update

Separately, Prosoft announced that its request for continued listing on the Nasdaq SmallCap Market would be considered by a Nasdaq-designation Listing Qualifications Hearing Panel on October 2, 2003.

About ProsoftTraining

ProsoftTraining (Nasdaq: POSO) offers content and certifications to enable individuals to develop and validate critical information and communications technology (ICT) workforce skills. Prosoft is a leader in the workforce development arena, working with state and local governments and school districts to provide ICT education solutions for high school and community college students. Prosoft has created and distributes a complete library of classroom and e-learning courses. Prosoft distributes its content through its ComputerPREP division to individuals, schools, colleges, commercial training centers and corporations worldwide. Prosoft owns the CIW job-role certification program for Internet technologies and the CCNT (Certified in Convergent Network Technologies) certification, and manages the CTP (Convergence Technologies Professional) vendor-neutral certification for telecommunications. To find out more, visit www.ProsoftTraining.com, www.ComputerPREP.com, www.CIWcertified.com, and www.CTPcertified.com.

Except for historical information contained herein, the matters discussed in this press release are statements of a forward-looking nature that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, without limitation, the Company’s dependence on the timely development, introduction and acceptance of courses, proprietary certifications and other products; the continued penetration of the academic market; the maintenance and growth of monthly revenue levels; the ability to continue to reduce costs and manage costs effectively; the ability to maintain the workforce at appropriate levels and retain and compensate executive management at levels commensurate with revenues; the ability to increase revenues; the ability to maintain sufficient operational liquidity; the ability to maintain profitability; the ability to maintain the NASDAQ SmallCap listing; the effect of changing economic conditions; the acceptance of ICT certifications; and the other risks and uncertainties outlined in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K/A and quarterly reports on Form 10-Q. The Company undertakes no obligation to update this forward-looking information.

PROSOFTTRAINING AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended July 31,		Year Ended July 31,
	2003	2002	2003	2002
Revenues:
Content	$2,104	$3,162	$9,339	$13,542
Certification	660	1,082	2,596	3,850
Services	—	96	85	530

Total revenues	2,764	4,340	12,020	17,922

Costs and expenses:
Costs of revenues	806	2,374	4,608	9,465
Content development	210	575	1,460	2,152
Sales and marketing	599	1,666	3,405	6,352
General and administrative	754	1,127	4,110	5,672
Depreciation and amortization	165	508	831	3,139
Write-down of courseware and licenses	—	—	—	1,452
Impairment of goodwill	—	7,800	—	30,300
Special charge (credit)	—	—	(370)	762

Total costs and expenses	2,534	14,050	14,044	59,294

Income (loss) from operations	230	(9,710)	(2,024)	(41,372)

Interest income (expense), net	(73)	(59)	(284)	(162)

Income (loss) before income taxes	157	(9,769)	(2,308)	(41,534)

Deferred income tax benefit	—	—	—	(925)

Net income (loss)	$157	$(9,769)	$(2,308)	$(42,459)

Net income (loss) per share:	$0.01	$(0.40)	$(0.10)	$(1.77)

PROSOFTTRAINING AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	July 31, 2003	July 31, 2002
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$1,567	$3,526
Accounts receivable, net	1,023	1,995
Prepaid expenses and other current assets	157	379

Total current assets	2,747	5,900

Property and equipment, net	483	1,166
Goodwill, net	6,745	6,745
Courseware and licenses, net	604	1,296

Total assets	$10,579	$15,107

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, trade	$1,063	$2,239
Accrued expenses	827	2,266
Current portion of capital lease obligations	54	59
Other	255	151

Total current liabilities	2,199	4,715

Long-term debt	2,968	2,698
Obligations under capital leases, net of current portion	64	118

Total liabilities	5,231	7,531

Stockholders’ equity:
Common shares, par value $.001 per share: authorized shares: 75,000,000; issued: 24,221,326 shares and 24,209,326 shares	24	24
Additional paid-in capital	104,422	104,421
Accumulated deficit	(99,160)	(96,853)
Accumulated other comprehensive income	137	59
Less common stock in treasury, at cost: 11,912 shares	(75)	(75)

Total stockholders’ equity	5,348	7,576

Total liabilities and stockholders’ equity	$10,579	$15,107